Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Handy & Harman Ltd.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-207211 and 333-158769) and Form S-8 (Nos. 333-144148, 333-172788, 333-183186 and 333-190328) of Handy & Harman Ltd. (the "Company") of our report dated October 14, 2016, relating to the consolidated financial statements of ModusLink Global Solutions, Inc. which appears as an exhibit in this Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts
February 28, 2017